UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 1, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

(1) Waivers to Revolving Credit Agreement and Term Loan Agreement

On April 3, 2007, Lenox Group Inc. (“Lenox” or the “Company”), as a guarantor, together with Lenox Sales, Inc. and FL 56 Intermediate Corp., directly and indirectly wholly owned subsidiaries of Lenox (hereinafter collectively, the “Guarantors”), D56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, indirectly wholly owned subsidiaries of Lenox (hereinafter collectively, the “Borrowers”), UBS AG, Stamford Branch, as Administrative Agent (the “Administrative Agent”) and the respective Lenders (defined below), entered into a Waiver (the “Waivers”) to (1) the Revolving Credit Agreement, originally dated as of September 1, 2005 (as amended, the “Revolving Credit Agreement”), among the Borrowers, the Guarantors, the Administrative Agent, also as Issuing Bank, UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS Loan Finance LLC, JPMorgan Chase Bank, N.A., as Collateral Agent and Co-Syndication Agent, Wells Fargo Foothill LLC and Bank of America, N.A., as Co-Documentation Agents, and the other lenders named therein (collectively, the “Revolving Lenders”), and (2) the Term Loan Credit Agreement, originally dated as of September 1, 2005 (as amended, the “Term Loan Credit Agreement,” and together with the Revolving Credit Agreement, the “Credit Agreements”), among the Borrowers, the Guarantors, the Administrative Agent, also as Collateral Agent, UBS Securities LLC, as Arranger and Syndication Agent, Wells Fargo Foothill LLC, as Documentation Agent, and the other lenders named therein (collectively, the “Term Loan Lenders” and, together with the Revolving Lenders, the “Lenders”).

Pursuant to the Waivers, the Administrative Agent and the Lenders granted the Borrowers a limited waiver of the requirement to comply with Section 6.08(d) of the Credit Agreements through and including April 30, 2007 (the “Waiver Termination Date”). Section 6.08(d) was added to the Credit Agreements by the February 2007 waivers and amendments and established a $5 million minimum borrowing availability limitation under the Credit Agreements. The Waivers are subject to earlier, automatic termination upon the occurrence of any event of default under the Credit Agreements prior to the Waiver Termination Date.

The Waivers were entered into in order to allow the Borrowers temporarily to draw down more funds under the Credit Agreements in order to complete a refinancing of their existing credit facilities in connection with their closing on two new credit facilities with UBS Loan Finance LLC and UBS Securities LLC prior to April 30, 2007. The new credit facilities and refinancing were described in Lenox’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2007.

Copies of the Revolving Credit Agreement and the Term Loan Agreement are on file with the Securities and Exchange Commission as Exhibits 10.1 and 10.2, respectively, to Lenox’s Current Report on Form 8-K filed on September 6, 2005. Copies of the waivers and amendments to the Credit Agreements signed on February 9, 2007 are also on file with the Securities and Exchange Commission as Exhibits 10.1 and 10.2 to Lenox’s Current Report on Form 8-K filed on February 14, 2007. The descriptions in this Current Report on Form 8-K of the Waivers to the Revolving Credit Agreement and the Term Loan Credit Agreement are qualified in their entirety by reference to the forms of the Waivers attached hereto as Exhibits 10.1 and 10.2, respectively.

Relationships with Certain Lenders

Wells Fargo Foothill, LLC is an affiliate of Wells Fargo & Company. According to Amendment No. 1 to Schedule 13G, dated February 7, 2007, Wells Fargo & Company owned 1,058,109 shares of Lenox’s common stock, representing 7.6% of Lenox’s outstanding common stock as of March 27, 2007. In addition, Lenox utilizes the insurance brokerage services of Acordia, Inc., an affiliate of Wells Fargo & Company, and paid that entity fees of $150,000 in 2005 and $267,250 in 2006 for such services.

U.S. Bank National Association, one of the Revolving Lenders, provides cash management services to Lenox, including lockbox processing, depository and disbursement services. In 2006, Lenox paid that entity $143,711 in fees for such services.

(2) Amendment No. 2 to CMAG Consulting Agreement

On April 5, 2007, Lenox entered into Amendment No. 2 to its Consulting Agreement with the Carl Marks Advisory Group LLC (“CMAG”) originally entered into effective as of January 4, 2007 (the “CMAG Consulting Agreement”). The material terms of that amendment (“Amendment No. 2”) are summarized in Item 5.02(e) below.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 1, 2007, the Board of Directors accepted Timothy J. Schugel’s resignation as Chief Financial Officer of the Company, to be effective as soon as a replacement for him is found for that position. Also on that date, the Board eliminated the position of Chief Operating Officer, formerly held by Mr. Schugel. Mr. Schugel’s resignation derives from the Company’s decision to consolidate its financial operations in its Bristol, PA offices, and his decision not to relocate. Mr. Schugel will continue to be paid his regular salary until the earlier to occur of the date that the transition to a new Chief Financial Officer is completed or the Company determines that his services are no longer required. Following termination of his employment in accordance with the preceding sentence, the Company will pay him $330,000. The Company is in the process of retaining a search firm to identify a qualified hire for this position.

(c)           On April 1, 2007, the Board elected Bret Rattray to serve as Interim Chief Marketing Officer and President of the Company (“CMO/President”), with the heads of each principal brand and channel business reporting to him, as well as the head of design. Mr. Rattray has been working full time at the Company as part of the CMAG team since early January.

Mr. Rattray is 56 and currently serves as a Managing Director at CMAG, a position he has held for over five years. Mr. Rattray has been with CMAG for over ten years as a business improvement and turnaround specialist, with an emphasis on working with consumer product and retail companies. Mr. Rattray will be paid for his services in these roles by CMAG as part of its Consulting Agreement with the Company. As described further in Item 5.02(e) below, CMAG will receive $50,000 per month from the Company for Mr. Rattray’s services. The Company has also retained a search firm to identify a permanent hire for this position.

Other than through the CMAG Consulting Agreement, Mr. Rattray is not a party to any transaction with the Company or any subsidiary of the Company. Mr. Rattray has no family relationships with any member of the Board or any other executive officer of the Company.

(e)           The Company and CMAG amended the CMAG Consulting Agreement to refine the second phase of CMAG’s work to be performed for the Company, and to define specifically the target objectives for the achievement of the previously agreed success fee of up to $2 million which CMAG may earn thereunder. During the second phase, commencing as of March 16, 2007, CMAG will be paid $90,000 per month for Marc L. Pfefferle to continue in his role as interim Chief Executive Officer, and $50,000 per month for each of six other CMAG managing directors, including Mr. Rattray, who will be assisting Mr. Pfefferle in implementing the Company’s business plan, by filling executive officer positions at the Company and/or providing consulting services in such areas as finance, brand management, plant and supply chain management, sourcing, and information systems management. Payment of this monthly fee will be made on the first and fifteenth of each month.

Amendment No. 2 also sets forth five financial and operational objectives to be achieved by CMAG in order for it to have earned a success fee of up to $2 million; achievement of any objective will result in payment of a portion of the success fee, with certain objectives having scaleable, straight line payments tied to percentage achievement thereof. The objectives relate to cost reductions, EBITDA performance, stock price improvement, closing of the recently announced refinancing of the Company’s credit facilities and completion of organizational restructuring at the Company. Amendment No. 2 also provides that, in the event of a “Change in Control” of the Company (as defined in the Company’s 2004 Stock Incentive Plan), the success fee will be deemed to be earned by and payable to CMAG immediately upon the closing of the Change in Control. Amendment No. 2 also contemplates the possibility that, in the reasonable discretion of the Board, the Company may pay in excess of the success fee to CMAG in the event of exceptional performance.

Except as amended by Amendment No. 2, the Consulting Agreement (a copy of which is on file with the Securities and Exchange Commission as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the year ended December 30, 2006) remains in full force and effect.

Item 7.01    Regulation FD Disclosure.

On March 29, 2007, members of senior management of the Company made a presentation to a select group of potential members of a lending group in connection with the Company's planned refinancing of its outstanding credit facilities. During that presentation, the Company disclosed the following:

1.

The ratio of the Company's outstanding debt as of a pro forma closing date for such refinancing to its adjusted EBITDA for the year ended December 30, 2006 would be approximately 4.3x. The outstanding debt as of a pro forma closing date was $131.6 million. The adjusted EBITDA for the year ended December 30, 2006 was $30.7 million. A reconciliation of Net Income to Adjusted EBITDA for the year ended December 30, 2006 is as follows:

Net loss as reported (in millions)	($49.3)
Income tax benefit	(1.8)
Interest expense	16.7
Depreciation	12.6
Amortization of other intangibles	2.9
Goodwill impairment	55.3
Trademark impairment	3.7
Pension curtailment gain	(14.8)
Stock-based compensation	1.5
Other items	3.9
Adjusted EBITDA	$30.7

2.

As a result of the previously announced reductions in work force and other cost-saving measures implemented at the Company's Kinston, NC manufacturing facility, the Company has already realized what will amount to annualized cost savings of approximately $4.5 million.

Item 8.01    Other Events.

Effective with the close of trading on March 30, 2007, Standard & Poor’s removed Lenox from the S&P Small Cap 600 index because the Company’s market capitalization was below the minimum required for inclusion in that index.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Waiver, dated as of April 3, 2007, to the Revolving Credit Agreement, dated as of September 1, 2005, among D56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., Lenox Sales, Inc. and FL 56 Intermediate Corp., as Guarantors, the Lenders party thereto, UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, UBS Loan Finance LLC, as Swingline Lender, JP Morgan Chase Bank, N.A., as Collateral Agent and Co-Syndication Agent, and Wells Fargo Foothill, LLC and Bank of America, N.A. as Co-Documentation Agents.

10.2

Waiver, dated as of April 3, 2007, to the Term Loan Credit Agreement, dated as of September 1, 2005, among D56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., Lenox Sales, Inc. and FL 56 Intermediate Corp., as Guarantors, the Lenders party thereto, UBS Securities LLC, as Sole Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, and Wells Fargo Foothill, LLC, as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial Officer

Date: April 5, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1

Waiver, dated as of April 3, 2007, to the Revolving Credit Agreement, dated as of September 1, 2005, among D56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., Lenox Sales, Inc. and FL 56 Intermediate Corp., as Guarantors, the Lenders party thereto, UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, UBS Loan Finance LLC, as Swingline Lender, JP Morgan Chase Bank, N.A., as Collateral Agent and Co-Syndication Agent, and Wells Fargo Foothill, LLC and Bank of America, N.A. as Co-Documentation Agents.

10.2

Waiver, dated as of April 3, 2007, to the Term Loan Credit Agreement, dated as of September 1, 2005, among D56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., Lenox Sales, Inc. and FL 56 Intermediate Corp., as Guarantors, the Lenders party thereto, UBS Securities LLC, as Sole Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, and Wells Fargo Foothill, LLC, as Documentation Agent.